UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 31, 2011

YANKEE HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-141699-05	20-8304743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 Yankee Candle Way, South Deerfield, MA  01373

(Address of Principal Executive Offices) (Zip Code)

(413) 665-8306

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 31, 2011, The Yankee Candle Company, Inc. (the “Company”), the guarantors named therein and HSBC Bank, USA, National Association., as Trustee, entered into a Third Supplemental Indenture to the Indenture, dated January 31, 2011 (the “Senior Subordinated Supplement”), relating to the Company’s 9 3/4% Senior Subordinated Notes due 2017 (the “Senior Subordinated Notes”) and a Third Supplemental Indenture to the Indenture, dated January 31, 2011 (the “Senior Supplement” and collectively with the Senior Subordinated Supplement, the “Supplements”), relating to the Company’s 8 1/2% Senior Notes due 2015 (the “Senior Notes” and collectively with the Senior Subordinated Notes, the “Notes”). The Supplemental Indentures are filed as Exhibit 4.1 and Exhibit 4.2, respectively, hereto. The Supplemental Indentures were entered into to make Yankee Candle Brand Management, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Brand Management”), a guarantor of the Notes.

Item 2.02 Results of Operations and Financial Condition

On February 2, 2011, Yankee Holding Corp. (the “Registrant”) and the Company announced preliminary financial results for the fourth quarter and fiscal year ended December 31, 2010. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.  Other Events

On February 2, 2011, YCC Holdings LLC, a Delaware limited liability company and the Company’s indirect parent company (“YCC Holdings”), announced plans for the launch of an offering of $300 million of senior notes due 2016 (the “Notes”) in a private placement transaction.

The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes will be unsecured obligations of the issuers and will not be guaranteed.  YCC Holdings intends to use the net proceeds from the offering of the Notes to make payments to holders of the Class A common units of Yankee Candle Investments LCC, YCC Holdings’ parent company (“Parent”). YCC Holdings may also use a portion of the net proceeds to make a payment to certain members of the Company’s management that hold equity in Parent and pay related transaction fees and expenses to the extent YCC Holdings does not elect to pay these amounts from cash distributed to it as a dividend from the Company.

This Current Report on Form 8-K is not an offer to buy or the solicitation of an offer to sell any securities.

The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
4.1	Third Supplemental Indenture, dated January 31, 2011, regarding the Senior Subordinated Notes.
4.2	Third Supplemental Indenture, dated January 31, 2011, regarding the Senior Notes.
99.1	Press Release, dated February 2, 2011, regarding the estimated unaudited results of operations for the thirteen and fifty-two weeks ended January 1, 2011.
99.2	Press Release, dated February 2, 2011, regarding the Notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YANKEE HOLDING CORP.

Dated: February 3, 2011

	By:	/s/ Gregory Hunt
Gregory Hunt
Executive Vice President, Chief Financial Officer (Principal Financial Officer)